Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of Pro Forma Transactions

Schuff Acquisition and Tender Offer

On May 29, 2014, HC2 Holdings, Inc. (the “Company”) purchased 2,500,000 shares of common stock of Schuff International, Inc., a Delaware corporation and leading provider of structural steel fabrication and erection services in the United States (“Schuff”), representing approximately a 60% ownership interest in Schuff. The purchase price was $31.50 per share, or a total aggregate consideration of $78.75 million, which was paid in cash. Subsequent to this initial investment, the Company negotiated an agreement to purchase an additional 198,411 shares, which increased the Company’s ownership interest to approximately 65%. In June 2014, Schuff repurchased a portion of its outstanding common stock which had the effect of increasing the Company’s ownership interest to 70%. The foregoing transactions that resulted in the Company owning 70% of the common stock of Schuff are referred to as the “Schuff Acquisition.”

On October 7, 2014, the Company completed the acquisition of 733,634 shares (the “Shares”) of common stock of Schuff pursuant to its previously announced tender offer (the “Tender Offer”) for all of the outstanding shares of common stock of Schuff, excluding shares that the Company already owned prior to the commencement of the Tender Offer. The purchase price for the Shares was $31.50 per Share, net to the holder thereof in cash, without interest thereon and subject to any required tax withholding. The final outcome of the Tender Offer once settled with the transfer agent resulted in the acquisition of only 721,024 shares at $31.50 per share for an aggregate consideration of $22.7 million. Immediately following the consummation of the Tender Offer, the Company owned approximately 89% of the outstanding common stock of Schuff. The Company entered into a $250 million credit facility (the “Credit Facility”) on September 22, 2014 and made an initial draw of $214 million at that time to fund the Bridgehouse Marine Acquisition (as defined and discussed below). The Tender Offer was funded by a secondary draw on the Credit Facility of $36 million (the “Secondary Draw”) in October 2014. Subsequent to the closing of the Tender Offer, the Company purchased 78,019 shares at various prices for an aggregate consideration of $2.6 million (the “Additional Purchase”), which increased the Company’s ownership to approximately 91%.

Bridgehouse Marine Acquisition

On September 22, 2014, Global Marine Holdings, LLC (“Marine Holdings”), a subsidiary of the Company, entered into a Sale and Purchase Agreement with Specialty Finance Limited and Bridge Properties (Arena Central) Limited pursuant to which it purchased on such date 97% of the share capital of Bridgehouse Marine Limited (“Bridgehouse Marine”), the parent holding company of Global Marine Systems Limited. On September 25, 2014, Marine Holdings purchased the remaining 3% of Bridgehouse Marine’s share capital from an individual Bridgehouse Marine shareholder (together with the initial purchase of the 97% interest in Bridgehouse Marine, the “Bridgehouse Marine Acquisition”).

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Tender Offer, Additional Purchase, the Credit Facility, the Schuff Acquisition and the Bridgehouse Marine Acquisition. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 gives effect to the Tender Offer, Secondary Draw and Additional Purchase as if they had occurred on September 30, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 as of September 30, 2014. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 give effect to the Tender Offer, Credit Facility, Additional Purchase, the Schuff Acquisition and the Bridgehouse Marine Acquisition as if they had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statements of operations are derived from the audited historical financial statements of HC2 and Bridgehouse Marine as of and for the year ended December 31, 2013 and Schuff as of and for the year ended December 29, 2013 and the unaudited historical financial statements of HC2 and Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014. The audited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the twelve month period ended December 31, 2013 of 1.5642, while the unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the nine month period ended September 30, 2014 of 1.6704.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited and unaudited consolidated financial statements and related notes of HC2 and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in HC2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, filed on November 10, 2014, (ii) the audited historical financial statements and related notes of Schuff as of December 29, 2013 and for the year then ended and the unaudited historical financial statements of Schuff and related notes as of and for the three-month period ended March 31, 2014, which were previously filed as Exhibit 99.1 and Exhibit 99.2, respectively, to the Company’s Current Report on Form 8-K/A, filed on August 14, 2014 and (iii) the audited historical financial statements and related notes of Bridgehouse Marine as of December 31, 2013 and for the year then ended, which were previously filed as Exhibit 99.1, to the Company’s Current Report on Form 8-K/A, filed on December 8, 2014.

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands)

	HC2 Holdings, Inc. September 30, 2014	Other Pro Forma Adjustments		Pro Forma September 30, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$111,739	$36,000	(1)	$122,394
		(22,712	)(2)
		(2,633	)(3)
Investments — current	3,253	—		3,253
Accounts receivable (net of allowance for doubtful accounts receivable)	170,516	—		170,516
Cost and recognized earnings in excess of billings on uncompleted contracts	26,604	—		26,604
Inventory	23,894	—		23,894
Prepaid expenses and other current assets	23,693	—		23,693
Assets held for sale	3,865	—		3,865

Total current assets	363,564	10,655		374,219
Property and equipment — net	239,562	—		239,562
Goodwill	35,513	—		35,513
Other intangible assets — net	21,161	—		21,161
Investment — long-term	47,350	—		47,350
Other assets	22,721	—		22,721

Total assets	$729,871	$10,655		$740,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,811	$—		$55,811
Accrued interconnection costs	9,969	—		9,969
Accrued payroll and employee benefits	15,385	—		15,385
Accrued expenses and other current liabilities	49,394	—		49,394
Billings in excess of costs and recognized earnings on uncompleted contracts	58,403	—		58,403
Accrued income taxes	302	—		302
Accrued interest	578	—		578
Current portion of long-term obligations	22,408	—		22,408

Total current liabilities	212,250	—		212,250
Long-term obligations	290,394	36,000	(1)	326,394
Pension liability	46,172	—		46,172
Deferred tax liability	12,363	—		12,363
Other liabilities	1,726	—		1,726

Total liabilities	562,905	36,000		598,905
Commitments and contingencies
Temporary equity
Preferred stock	39,524	—		39,524
Stockholders’ equity:
Common stock	24	—		24
Additional paid-in capital	134,748	—		134,748
Retained earnings	(54,160)	—		(54,160)
Treasury stock, at cost	(378)	—		(378)
Accumulated other comprehensive loss	(15,862)	—		(15,862)

Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	64,372	—		64,372
Noncontrolling interest	63,070	(22,712	)(2)	37,725
		(2,633	)(3)

Total permanent equity	127,442	(25,345)		102,097

Total liabilities and stockholders’ equity	$729,871	$10,655		$740,526

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands, except per share amounts)

				Pro Forma Adjustments
	HC2 Holdings, Inc. Nine Months Ended September 30, 2014	Schuff International, Inc. Five Months Ended May 26, 2014	Bridgehouse Marine Limited Nine Months Ended September 30, 2014	Other Pro Forma Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Pro Forma Nine Months Ended September 30, 2014

Net revenue	$319,373	$177,823	$132,503	$—		$—		$—	(BM1)	$629,699
Operating expenses
Cost of revenue	282,606	149,226	91,104	—		—		—		522,936
Selling, general and administrative	40,482	14,385	8,527	—		—		—		63,394
Depreciation and amortization	1,475	3,086	10,351	—		(1,218	)(S1)	4,762	(BM2)	18,456
(Gain) loss on sale or disposal of assets	(81)	208	104	—		—		—		231

Total operating expenses	324,482	166,905	110,086	—		(1,218)		4,762		605,017

Income (loss) from operations	(5,109)	10,918	22,417	—		1,218		(4,762)		24,682
Interest expense	(3,116)	(1,033)	(3,677)	(17,305	)(4)	—		—		(25,131)
Amortization of debt discount	(1,381)	—	—	—		—		—		(1,381)
Loss on early extinguishment or restructuring of debt	(6,947)	—	—			—		—		(6,947)
Gain from contingent value rights valuation	—	—	—	—		—		—		—
Interest income and other income (expense), net	524	(37)	3,164	—		—		—		3,651
Foreign currency transaction gain (loss)	573	—	(1,634)	—		—		—		(1,061)

Income from continuing operations before income taxes and income (loss) from equity investees	(15,456)	9,848	20,270	(17,305)		1,218		(4,762)		(6,187)
Income (loss) from equity investees	(288)	—	2,955	—		—		—		2,667
Income tax benefit (expense)	(6,470)	(3,619)	(979)	—		—		—		(11,068)

Income (loss) from continuing operations	(22,214)	6,229	22,246	(17,305)		1,218		(4,762)		(14,588)
Less: Net (income) loss attributable to the noncontrolling interest	(1,990)	(58)	(2,220)			1,154	(S2)	(458	)(BM3)	(3,572)

Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(24,204)	$6,171	$20,026	$(17,305)		$2,372		$(5,220)		$(18,160)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.32)									$(0.99)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.32)									$(0.99)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,348									18,348

Diluted	18,348									18,348

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

				Pro Forma Adjustments
	HC2 Holdings, Inc. Year Ended December 31, 2013	Schuff International, Inc. Year Ended December 31, 2013	Bridgehouse Marine Limited Year Ended December 31, 2013	Other Pro Forma Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Pro Forma Year Ended December 31, 2013

Net revenue	$230,686	$416,142	$154,862	$—		$—		$(1,264	)(BM1)	$800,426
Operating expenses
Cost of revenue	220,315	355,951	112,486	—		—		—		688,752
Selling, general and administrative	34,692	32,275	9,825	—		—		—		76,792
Depreciation and amortization	12,032	8,252	11,830	—		1,420	(S1)	5,946	(BM2)	39,480
(Gain) loss on sale or disposal of assets	(8)	28	(63)	—		—		—		(43)
Asset impairment expense	2,791	—	—	—		—		—		2,791

Total operating expenses	269,822	396,506	134,078	—		1,420		5,946		807,772

Income (loss) from operations	(39,136)	19,636	20,784	—		(1,420)		(7,210)		(7,346)
Interest expense	(8)	(3,669)	(7,463)	(23,750	)(4)	—		—		(34,890)
Amortization of debt discount	—	—	—	—		—		—		—
Loss on early extinguishment or restructuring of debt	—	(1,426)	—	—		—		—		(1,426)
Gain from contingent value rights valuation	14,904	—	—	—		—		—		14,904
Interest income and other income (expense), net	(226)	729	1,866	—		—		—		2,369
Foreign currency transaction gain (loss)	(588)	—	1,552	—		—		—		964

Income from continuing operations before income taxes and income (loss) from equity investees	(25,054)	15,270	16,739	(23,750)		(1,420)		(7,210)		(25,425)
Income (loss) from equity investees	—	—	4,377	—		—		—		4,377
Income tax benefit (expense)	7,442	(2,650)	(16)	—		—		—		4,776

Income (loss) from continuing operations	(17,612)	12,620	21,100	(23,750)		(1,420)		(7,210)		(16,272)
Less: Net (income) loss attributable to the noncontrolling interest	—	88	(1,402)	—		(1,016	)(S2)	(375	)(BM3)	(2,705)

Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(17,612)	$12,708	$19,698	$(23,750)		$(2,436)		$(7,585)		$(18,977)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)									$(1.35)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)									$(1.35)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,047									14,047

Diluted	14,047									14,047

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note	1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by HC2 Holdings, Inc. (“HC2” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in HC2’s amended Form 8-K prepared and filed in connection with the Tender Offer.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Tender Offer, Additional Purchase, the Credit Facility, the Schuff Acquisition and the Bridgehouse Marine Acquisition. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 gives effect to the Tender Offer, Secondary Draw and Additional Purchase as if they had occurred on September 30, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 as of September 30, 2014. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 give effect to the Tender Offer, Credit Facility, Additional Purchase, the Schuff Acquisition and the Bridgehouse Marine Acquisition as if they had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statements of operations are derived from the audited historical financial statements of HC2 and Bridgehouse Marine as of and for the year ended December 31, 2013 and Schuff as of and for the year ended December 29, 2013 and the unaudited historical financial statements of HC2 and Bridgehouse Marine as of and for the nine months ended September 30, 2014 and Schuff as of and for the five months ended May 26, 2014. The audited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the twelve month period ended December 31, 2013 of 1.5642, while the unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the nine month period ended September 30, 2014 of 1.6704.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note	2. Pro Forma Adjustments

Other Pro Forma Adjustments

Pro forma adjustments are made to reflect the Tender Offer, borrowings under the Credit Facility, the Additional Purchase and adjustments to interest expense related to the Credit Facility.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(1)	To reflect the borrowings received from the Secondary Draw under the Credit Facility. The amount of the Credit Facility was $250 million, with an initial draw of $214 million in September 2014 and a Secondary Draw of $36 million in October 2014.

(2)	To reflect the tender of 721,024 shares of Schuff common stock for $22.7 million which increased the Company’s ownership from 70% to approximately 89%.

(3)	To reflect the purchase of an additional 78,019 shares of Schuff common stock for $2.6 million within the open market after the closing of the Tender Offer which increased the Company’s ownership to approximately 91%.

(4)	To reflect the increase in interest expense as a result of the Credit Facility at 9.5% per annum.

Schuff (“S”) Purchase Price Accounting Adjustments

Pro forma adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets and the adjustment to net income (loss) for the noncontrolling interest.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(S1)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Schuff’s property and equipment and the amortization of intangible assets arising from the Schuff Acquisition.

(S2)	To reflect the effect of the change from the noncontrolling interest income percentage of 30% to 9% of net income (loss) not attributable to HC2’s ownership of Schuff.

Bridgehouse Marine (“BM”) Pro forma Adjustments

Pro forma adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets, the adjustment to deferred revenue on installation and maintenance agreements and the adjustment to net income (loss) for the noncontrolling interest.

The specific purchase price accounting adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(BM1)	To reflect the adjustment to installation and maintenance revenue.

(BM2)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Bridgehouse Marine’s property and equipment and the amortization of intangible assets arising from the acquisition of Bridgehouse Marine.

(BM3)	To reflect the noncontrolling interest income adjustment for the approximate 3% of net income (loss) not attributable to HC2’s ownership of Bridgehouse Marine.

Note  4. Pro Forma Net Loss Per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of HC2’s common stock outstanding during the period. The diluted weighted average number of common shares excludes outstanding stock options, restricted stock units and warrants as a result of the results of operations being loss from continuing operations.